Exhibit B
                    CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-53915 pertaining to the Computer Associates International, Inc. 1993 Non-Employee Director Stock Option Plan; Form S-8 Nos. 33-64377 and 33-53572 pertaining to the Computer Associates International, Inc. 1991 Stock Incentive Plan; Form S-4 No. 33-30347, and Form S-8 Nos. 33-34607, 33-18322, 2-92355, 2-87495 and 2-79751 pertaining to the 1981 Incentive Stock Option Plan, Non-Statutory Stock Option Plan and Affiliated Plans; and Form S-8 No. 33-20797 pertaining to the Computer Associates Savings Harvest Plan) of Computer Associates International,
Inc. and related prospectuses of our report dated May 24, 1996 with respect to the consolidated financial statements and the schedule of Computer Associates International, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended March 31, 1996.

                                                    ERNST & YOUNG LLP


New York, New York
May 24, 1996